UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                           BLIMPIE INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

              New Jersey                               13-2908793
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


                                  740 Broadway
                            New York, New York 10003
                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b)of the Act:

              Title of each class          Name of each exchange on which
              to be so registered          each class is to be registered

Common Stock, Par value $.01 per share               American Stock Exchange
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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
Not Applicable
---------------
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

      This information is incorporated by reference to the Section entitled "Description of Capital Stock -- Common Stock" contained in the Registrant's Registration Statement on Form SB-2 (No. 33-93738) filed on June 30, 1995 with the Securities and Exchange Commission, as amended.

Item 2. Exhibits.

      Not Applicable.

                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                    BLIMPIE INTERNATIONAL, INC.



                                                    By: /s/ Charles G. Leaness
                                                       ------------------------
March 11, 1998                                          Title: Secretary